UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	001-34515	20-8468508
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices) (Zip Code)

+86 10 82525361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director.

On March 21, 2017, Mr. Xinyong Gao resigned from his position as a director of China Advanced Construction Materials Group, Inc. (the “Company”), which resignation was effective on that date. Mr. Gao’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

A copy of this report has been provided to Mr. Gao, who has been provided with the opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made in this report, and if not, stating the respects in which he does not agree. Mr. Gao have not delivered any such letter to the Company.

Appointment of Director.

On March 21, 2018, by unanimous written consent, the Company’s Board of Directors (the “Board”) appointed Wei Pei as a director of the Company to fill Mr. Gao’s vacancy. The Board has determined that Mr. Pei is “independent” as that term is defined under the Nasdaq listing standards. Mr. Wei Pei will serve the remaining portion of Mr. Gao’s term and shall be eligible for reelection (along with the Company’s other directors) at the Company’s 2018 Annual Meeting of Shareholders. Mr. Wei Pei will fill Mr. Gao’s positions on the following committees of the Company’s Board: Chairman of the Nominating and Governance Committee and a member of the Audit Committee and the Compensation Committee.

Biographical information for new director

Mr. Wei Pei, age 34, has served as the Administrative Director of Wanda Picture Television & Media Co. since January 2017, responsible for the HR department and administrative office. He also assists the management work of some filming development projects of the company. Before that, he worked at the Wanda Hotel Construction Co. since March 2010 in charge of the HR, project management and organizational work. Mr. Pei graduated from Harbin Institute of Technology with a bachelor degree in Business Management in 2006.

Mr. Pei does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Pei has entered into a director agreement (the “Director Agreement”) with the Company, which sets his annual compensation of a monthly fee of US$2,083.33 and establishes other terms and conditions governing his service on the Company’s Board. The foregoing description of the Director Agreement is qualified in its entirety by reference to the complete text of the Director Agreement, which is filed hereto as Exhibits 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Agreement, dated March 21, 2018, between the Company and Mr. Wei Pei.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2018	CHINA ADVANCED CONSTRUCTION
MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer